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                                                                       EXHIBIT 1

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT, dated as of May 16, 2001, between GRILL CONCEPTS, INC., a corporation organized and existing under the laws of the State of Delaware ("ISSUER"); and STARWOOD HOTELS AND RESORTS WORLDWIDE, INC., a corporation organized and existing under the laws of the State of Maryland ("INVESTOR");

                              W I T N E S S E T H:

                  WHEREAS, Issuer wishes to issue and sell to Investor, and Investor wishes to purchase from Issuer, 666,667 shares (the "SHARES") of Issuer's common stock, par value $0.00004 per share ("COMMON STOCK") at a price of $1.50 per share, all upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Issuer wishes to issue to Investor, and Investor wishes to acquire from Issuer, warrants (the "INITIAL WARRANTS") to purchase 666,667 shares (the "INITIAL WARRANT SHARES") of Common Stock at an exercise price of $2.00 per share, all upon the terms and subject to the conditions set forth herein and in the applicable warrant certificate; and

                  WHEREAS, Issuer and Investor wish to enter into an agreement, effective concurrently with the purchase of the Shares and acquisition of the Initial Warrants, substantially in the form attached hereto as Exhibit A (the "DEVELOPMENT AGREEMENT") pursuant to which, inter alia, Issuer has agreed to issue to Investor: (i) warrants (the "DEVELOPMENT WARRANTS") to purchase certain additional shares of Common Stock from time to time for every five GCI Concept Facilities (as defined in the Development Agreement) opened after the date hereof; and (ii) warrants (the "INCENTIVE WARRANTS," and together with the Development Warrants, the "SUBSEQUENT WARRANTS") to purchase certain additional shares of Common Stock from time to time in the event that the total number of GCI Concept Facilities represent more than thirty-five percent of the aggregate then operational GCI Facilities (as defined in the Development Agreement); in each case, upon the terms and subject to the conditions specified in the Development Agreement and the applicable warrant certificate;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

                  SECTION 1. Certain Defined Terms. Capitalized terms used and not otherwise defined in the body hereof are used herein as defined in Schedule I hereto.
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                  SECTION 2. Authorization of the Securities. Issuer shall,
prior to the Closing: (a) duly authorize the issuance and sale of the Shares to Investor at a purchase price of $1.50 per share; (b) duly authorize the issuance of the Initial Warrants, and the Initial Warrant Shares upon exercise thereof, to Investor; and (c) duly authorize the issuance of the Subsequent Warrants, and the shares of Common Stock issuable upon exercise thereof (collectively, the "SUBSEQUENT WARRANT SHARES"), to Investor.

                  SECTION 3. Purchase and Sale of Shares and Warrants. On the Closing Date and at the Closing, Issuer shall: (a) sell, issue, and deliver to Investor or its assigns, free and clear of all Encumbrances, and Investor or its assigns shall purchase from Issuer for an aggregate purchase price of $1,000,000.50 (the "PURCHASE PRICE"), the Shares; and (b) issue and deliver to Investor or its assigns, free and clear of all Encumbrances, the Initial Warrants.

                  SECTION 4. Closing Deliveries. Subject to Section 13, at the
Closing: (a) Issuer shall execute and deliver or cause to be delivered to Investor the Share Certificate, the Initial Warrant Certificate, and the other Transaction Agreements, opinions, certificates, and documents required to be delivered pursuant to Section 12(b); and (b) Investor shall deliver to Issuer by wire transfer of immediately available funds to the Purchase Price Bank Account the Purchase Price, and subject to the satisfaction of each of the conditions specified in Section 12(b), execute and deliver to Issuer each Transaction Agreement to which Investor is a party.

                  SECTION 5. Representations and Warranties of Issuer. As an inducement to Investor to enter into this Agreement, except as set forth in the Disclosure Schedule (with reference to the section and, if applicable, subsection or clause to which such exception relates), Issuer hereby represents and warrants to Investor as provided below:

                           (a) Organization and Authority. Issuer and each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and, upon approval of the terms of the Transaction Agreements by the stockholders of Issuer as required by Sections 8, 12(a)(ii), and 12(b)(xii) (the "STOCKHOLDER APPROVAL REQUIREMENT"), has all necessary power and authority: (i) to own and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted; (ii) to issue and sell: (A) the Shares; (B) the Initial Warrants; (C) the Initial Warrant Shares; (D) the Subsequent Warrants; and (E) the Subsequent Warrant Shares; and (iii) to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Issuer and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, appropriate, or desirable, except for those jurisdictions in which failure to be so licensed or qualified would not have a Material Adverse Effect.
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                           (b) Authorization, Execution and Delivery. Subject to
         the Stockholder Approval Requirement, the execution and delivery of this Agreement and each other Transaction Agreement to which it is a party by Issuer, the performance by Issuer of its obligations hereunder and thereunder, and the consummation by Issuer of the transactions contemplated hereby and thereby will have been duly authorized and approved by all requisite action on the part of Issuer. Subject to the Stockholder Approval Requirement, this Agreement has been, and upon execution of Issuer of each other Transaction Agreement to which it is a party will have been, duly executed and delivered by Issuer, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes, and each other Transaction Agreement to which it is a party will constitute, a legal, valid, and binding obligation of Issuer enforceable against Issuer in accordance with its terms.

                           (c) Capital Stock. (i) A true and complete description of the authorized, issued, and outstanding capital stock of Issuer is set forth in Section 5)c)i) of the Disclosure Schedule. Except as described in Section 5)c)i) of the Disclosure Schedule, there are no options, warrants, convertible securities, or other Contracts of any kind, nature, or description whatsoever relating to the capital stock of Issuer or obligating Issuer to issue or sell any shares of capital stock of, or any other interest in, Issuer. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no outstanding contractual obligations of Issuer or any Subsidiary to repurchase, redeem, or otherwise acquire any shares of Common Stock or Preferred Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in, any other Person.

                  (ii) Upon consummation of the transactions contemplated hereby (excluding the impact of the issuance of any Subsequent Warrants) and registration of the Shares in the name of Investor in the stock records of Issuer: (A) Investor will own the percent of the issued and outstanding capital stock of Issuer on a fully-diluted basis (assuming the exercise, exchange, or conversion of all of the options, warrants, convertible securities, and other Contracts of any kind, nature, or description whatsoever relating to the capital stock of Issuer or obligating Issuer to issue or sell any shares of capital stock of, or any other interest in, Issuer or any subsidiary thereof; and assuming consummation of all of the transactions contemplated hereby) specified in Section 5)c)i) of the Disclosure Schedule; (B) the Shares and the Initial Warrants will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Encumbrances; and (C) the Subsequent Warrants and the shares of Common Stock issuable upon exercise of the Initial Warrants and the Subsequent Warrants will be duly and properly reserved for issuance and, upon the issuance thereof, will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of all Encumbrances.
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                  (iii) The offer, issuance, and sale of all outstanding shares of capital stock of Issuer were registered and related prospectuses delivered in accordance with, or were exempt from the registration and prospectus delivery requirements of, the Securities Act; and were registered or qualified, or were exempt from registration and qualification, under the registration, permit, or qualification requirements of all applicable state securities laws.

                  (iv) Other than the Investor Rights Agreement and the Stockholders Agreement, there are no voting trusts, stockholder agreements, proxies, or other Contracts in effect with respect to the voting or transfer of any shares of capital stock of, or any other interests in, Issuer.

                  (v) The stock register of Issuer accurately records: (A) the name and address of each Person owning shares of capital stock of Issuer; and (B) the certificate number of each certificate evidencing shares of capital stock issued by Issuer, the number of shares evidenced by each such certificate, the date of issuance thereof, and, in the case of cancellation, the date of cancellation thereof.

                           (d) Subsidiaries. (i) Set forth in Section 5(d)i) of the Disclosure Schedule is a true and complete list of all Subsidiaries. Except as described in Section 5(d)i) of the Disclosure Schedule, neither Issuer nor any Subsidiary: (A) owns, beneficially or of record, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same in any Person; (B) is a member of, nor is any part of its business conducted through, any partnership; and (C) is a participant in any joint venture or similar arrangement.

                  (ii) There are no options, warrants, convertible securities, or other Contracts of any kind, nature, or description whatsoever relating to the capital stock of any Subsidiary or obligating Issuer or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary. None of the issued and outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive rights. There are no outstanding contractual obligations of Issuer or any Subsidiary to repurchase, redeem, or otherwise acquire any shares of capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in, any other Person.

                  (iii) There are no voting trusts, stockholder agreements, proxies, or other Contracts in effect with respect to the voting or transfer of any shares of capital stock of, or any other interests in, any Subsidiary.

                  (iv) The stock register of each Subsidiary accurately records:
         (A) the name and address of each Person owning shares of capital stock of such Subsidiary; and (B) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced by each
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         such certificate, the date of issuance thereof, and, in the case of cancellation, the date of cancellation thereof.

                           (e) Exchange Act Documents. Issuer is subject to
         Section 13 or 15(d) of the Exchange Act and has timely made all periodic and other filings required to be made under the Exchange Act and the rules promulgated thereunder for Issuer's fiscal years ended December 26, 1999 and December 31, 2000. The information contained in the following documents (collectively, the "EXCHANGE ACT DOCUMENTS") filed by Issuer with the Commission was true, correct, and complete in all material respects as of the respective filing date of each such document:

                           (i) Issuer's Annual Report on Form 10-K for the year
                  ended December 31, 2000; and

                           (ii) all other documents, if any, filed by Issuer
                  with the Commission since December 31, 2000.

                           (f) No Conflict. The execution, delivery, and performance of this Agreement and each other Transaction Agreement to which it is a party by Issuer do not and will not: (i) violate, conflict with, or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Issuer or any Subsidiary; (ii) conflict with or violate (or cause an event or condition which could reasonably be expected to result in a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Issuer or any Subsidiary or any of their respective assets, properties, or businesses; or (iii) except as set forth in Section 5(f) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares, the Initial Warrants, the Initial Warrant Shares, the Subsequent Warrants, or the Subsequent Warrant Shares, or on any of the assets or properties of Issuer or any Subsidiary pursuant to, any Contract to which Issuer or any Subsidiary is a party or by which any of such assets or properties is bound or affected.

                           (g) Consents and Approvals. The execution, delivery, and performance of this Agreement and each other Transaction Agreement to which it is a party by Issuer do not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any Governmental Authority or any other Person; except for the Stockholder Approval Requirement and the filing of notices of sale in accordance with the registration, permit, or qualification requirements of all applicable state securities laws.
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                           (h) Financial Information; Books and Records. (i) The
         Financial Statements: (A) were prepared in accordance with the books of account and other financial records of Issuer and each Subsidiary; (B) present fairly the consolidated financial condition and results of operations of Issuer and each Subsidiary as of the dates thereof or for the periods covered thereby; (C) were prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Issuer and each Subsidiary and throughout the periods involved; and (D) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and results of operations of Issuer as of the dates thereof or for the periods covered thereby.

                  (ii) The books of account and other financial records of Issuer and each Subsidiary reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of Issuer and each Subsidiary and throughout the periods involved, are true and complete in all material respects, do not contain or reflect any material inaccuracies or discrepancies, and have been maintained in accordance with good business and accounting practices.

                           (i) No Undisclosed Liabilities. There are no
         Liabilities of Issuer or any Subsidiary; except for: (i) Liabilities adequately reflected or reserved against on the Financial Statements; or (ii) Liabilities incurred since December 31, 2000, in the ordinary course of business, consistent with past practice, of Issuer and each Subsidiary, which Liabilities are not material, individually or in the aggregate. Set forth in Section 5(i) of the Disclosure Schedule is a true and complete schedule of all outstanding indebtedness of Issuer and its Subsidiaries, except for any outstanding indebtedness which is not in excess of $10,000 individually, or $50,000 in the aggregate.

                           (j) Conduct in the Ordinary Course. Since December 31, 2000, Issuer and each Subsidiary has conducted its businesses and operations in the ordinary course and consistent with good business practices.

                           (k) Litigation; Governmental Orders. (i) Set forth in
         Section 5(k)(i) of the Disclosure Schedule is a true and complete list and brief description of each Action by or against Issuer or any Subsidiary or affecting any of the assets, properties, businesses, or operations thereof, pending before, or, to the best knowledge of Issuer, threatened to be brought by or before, any Governmental Authority at any time during the past three years, which has had or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity, or enforceability of this Agreement or any other Transaction Agreement or the consummation of the transactions contemplated hereby or thereby.
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                  (ii) Set forth in Section 5(k)(ii) of the Disclosure Schedule is a true and complete list and brief description of each Governmental Order applicable to Issuer or any Subsidiary or affecting any of the assets, properties, businesses, or operations thereof; and no such Governmental Order has had or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity, or enforceability of this Agreement or any other Transaction Agreement or the consummation of the transactions contemplated hereby or thereby.

                           (l) Compliance with Laws. Issuer and each Subsidiary have conducted and continue to conduct their respective businesses and operations in accordance with all applicable Laws and Governmental Orders, and neither Issuer nor any Subsidiary is in violation of any such Law or Governmental Order, except where the failure to so comply or any such violation could not reasonably be expected to have a Material Adverse Effect.

                           (m) Contracts. Each Material Contract is legal, valid, and binding on the respective parties thereto and is in full force and effect and, upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty or other adverse consequence. Neither Issuer nor any Subsidiary nor, to the best knowledge of Issuer, any other party thereto is in breach of or default under any Material Contract.

                           (n) Real Property. Issuer or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability of Issuer or such Subsidiary to use the premises for the purposes for which they are currently being used.

                           (o) Intellectual Property. All of the Owned
         Intellectual Property is owned by Issuer or a Subsidiary, free and clear of all Encumbrances, and all of the Licensed Intellectual Property is held by Issuer or a Subsidiary pursuant to valid and subsisting licenses or sublicenses. The rights of Issuer and the Subsidiaries in, to, or under such Owned Intellectual Property and Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person. No Action has been made or asserted or is pending, nor, to the best knowledge of Issuer, has any such Action been threatened, against Issuer or any Subsidiary either based upon or challenging or seeking to deny or restrict the use by Issuer or any Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property or alleging that any services provided, or products manufactured or sold by Issuer or any Subsidiary are being provided, manufactured, or sold in violation of any Intellectual Property of any Person. To the best knowledge of Issuer, no Person is using any Intellectual Property that is confusingly similar to the Owned Intellectual Property or the Licensed Intellectual Property or that infringe upon the Owned Intellectual Property or the Licensed Intellectual Property or upon the rights of Issuer or any Subsidiary therein,
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         thereto, or thereunder. Neither Issuer nor any Subsidiary has granted any license or sublicense or other right to any other Person with respect to any of the Owned Intellectual Property or the Licensed Intellectual Property. The consummation of the transactions contemplated hereby will not result in the termination or impairment of any of the Owned Intellectual Property or the Licensed Intellectual Property. To the best knowledge of Issuer, no employee of Issuer or any Subsidiary has violated any proprietary information agreement, employment agreement, or similar Contract, which such employee had with any previous employer, or any Intellectual Property policy of any such employer, or is a party to any Action relating to Intellectual Property.

                           (p) Assets. Issuer or a Subsidiary owns, leases, or has the legal right to use all of the Material Assets and, with respect to Contracts forming a part of the Material Assets, Issuer or a Subsidiary is a party to and enjoys the right to the benefits of such Contracts. Issuer or a Subsidiary has good and marketable title to, or, in the case of leased or subleased, or licensed or sublicensed Material Assets, valid and subsisting leasehold interests in or licenses to, all of the Material Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

                           (q) Customers and Suppliers. No supplier to or customer of Issuer has terminated or substantially altered, or has notified Issuer of any intention to terminate or substantially alter, its existing business relationship with Issuer, except for any termination or alteration which could not reasonably be expected to have a Material Adverse Effect.

                           (r) Key Employees. To the best knowledge of Issuer, no officer or senior management, technical, or professional employee of Issuer or any Subsidiary (each a "KEY EMPLOYEE") intends to terminate his or her employment relationship with Issuer or any such Subsidiary, and neither Issuer nor any Subsidiary has any present intention to terminate the employment of any officer or management, technical, or professional employee thereof. Each director and Key Employee is under written contract to Issuer or the relevant Subsidiary to maintain in confidence all confidential or proprietary information acquired by such individual in the course of his or her employment therewith, and to assign to Issuer or such Subsidiary all inventions made by such individual within the scope of his or her employment during such employment and for a reasonable period thereafter.

                           (s) Certain Interests. Except as set forth in Section 5(s) of the Disclosure Schedule, to the best knowledge of Issuer, no stockholder, director, officer, or Key Employee of Issuer or any Subsidiary, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, director, officer, or Key Employee, and no Affiliate of any such Person: (i) has any direct or indirect financial interest in any competitor, customer, or supplier of Issuer or any Subsidiary; provided, however, that the ownership of securities representing no more than one percent of the outstanding
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                                       9


         voting power of any competitor, supplier, or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer; (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property belonging to or used, held for use, or intended to be used by Issuer or any Subsidiary or forming a part of or used, held for use, or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of Issuer or any Subsidiary; or
         (iii) has outstanding any indebtedness to Issuer or any Subsidiary. Except as set forth in Section 5(s) of the Disclosure Schedule, neither Issuer nor any Subsidiary has any Liability or any other obligation of any kind, nature, or description whatsoever to or on behalf of any stockholder, director, officer, or Key Employee of Issuer or any Subsidiary, or, to the best knowledge of Issuer, to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, director, officer, or Key Employee, or to any Affiliate of any such Person; except for Liabilities relating to: (A) the payment of salary for services rendered; (B) the reimbursement of reasonable and necessary business expenses incurred on behalf of Issuer or such Subsidiary; and (C) the payment or grant of other standard employee benefits made generally available to all employees of Issuer or such Subsidiary (including stock option agreements outstanding under any employee stock option plan approved by the board of directors of Issuer or such Subsidiary).

                           (t) Taxes. Issuer and each Subsidiary has timely filed each return and report in respect of Taxes required to be filed thereby (collectively, the "TAX RETURNS"). All Taxes required to be shown on any Tax Return or otherwise due from Issuer or any Subsidiary have been timely paid. All Tax Returns are true and complete in all material respects. No adjustment relating to any Tax Return has been proposed formally or informally by any Governmental Authority and, to the best knowledge of Issuer, no basis exists for any such adjustment. There are no pending or, to the best knowledge of Issuer, threatened Actions for the assessment or collection of Taxes against Issuer or any Subsidiary or any other Person that was required or permitted to be included in the filing of a Tax Return with Issuer or any Subsidiary on a consolidated or combined basis. There are no Tax liens on any properties or assets of Issuer or any Subsidiary, except for Tax liens in excess of $7,500 individually, or $15,000 in the aggregate. Issuer is entitled to a valid tax loss carry-forward for United States income tax purposes of not less than $2,254,000 as of the last audited Issuer financial statements, which tax loss carry-forward will not expire (to the extent not used) for at least four years from the date hereof; provided that: (i) Issuer has not utilized any tax loss carry-forward since the date of Issuer's last audited financial statements; and (ii) neither Issuer nor any Subsidiary has taken any action that could reasonably be expected to preclude Issuer from utilizing any such tax loss carry-forward.

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                           (u) Environmental Matters. Issuer and each Subsidiary
         is and has been in compliance with all applicable Environmental Laws; has obtained all Environmental Permits necessary, appropriate, or desirable in connection with the ownership of their respective properties and assets and the conduct of their respective businesses; and is and has been in compliance with the requirements of all such Environmental Permits; in each case, except for any failure to so comply, or to so obtain an Environmental Permit, which could not reasonably be expected to have a Material Adverse Effect.

                           (v) Insurance. All material assets, properties, and risks of Issuer and each Subsidiary are, and for the past three years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance, business interruption insurance, directors and officers insurance and workers' compensation insurance) issued in favor of Issuer, in each case with reputable insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Issuer and each Subsidiary.

                           (w) Private Offering; NASD Compliance. Assuming the accuracy of Investor's representations in Section 6, the offer, issuance, and sale of the Shares, the Initial Warrants, the Initial Warrant Shares, the Subsequent Warrants, and the Subsequent Warrant Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified, or are exempt from registration and qualification, under the registration, permit, or qualification requirements of all applicable state securities laws. The offering and sale of the Shares and the Initial Warrants pursuant to the terms and conditions of this Agreement and the Initial Warrants Certificate do not violate the National Association of Securities Dealers, Inc. ("NASD") By-Laws or the marketplace rules of the Nasdaq Stock Market, and Issuer is in full compliance with the listing eligibility rules promulgated by the Nasdaq Stock Market and has not received any oral or written notification from NASD or any Governmental Authority regarding any failure to comply with such listing eligibility criteria.

                           (x) Registration Rights. Except as set forth in
         Section 5(x) of the Disclosure Schedule, the Investor Rights Agreement and the registration rights to be provided to the investors making the contemporaneous investment described in Section 12(b)(iv) of this Agreement, neither Issuer nor any Subsidiary has granted to any Person any rights to cause Issuer or any such Subsidiary to register under the Securities Act, any shares of capital stock of Issuer or any such Subsidiary now or hereafter held thereby, or to sell any such shares of capital stock in connection with any registration under the Securities Act, undertaken by Issuer or any Subsidiary on its own behalf or on behalf of any other Person.

                           (y) Full Disclosure. Set forth in Section 5(y) of the Disclosure Schedule is a list of pending material transactions not otherwise disclosed in the Disclosure Schedule. To the best knowledge of Issuer, there exist no facts, circumstances, or conditions, that have resulted in or could reasonably be expected to result in a Material Adverse Effect and which have not been disclosed in this Agreement or the Disclosure Schedule. No representation or warranty of Issuer in this Agreement or any other Transaction Agreement, nor any statement or certificate furnished or to be furnished to Investor pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                           (z) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated hereby based upon any Contract made by or on behalf of Issuer.

         SECTION 6. Representations and Warranties of Investor. As an inducement to Issuer to enter into this Agreement, except as set forth in a writing delivered by Investor prior to the date hereof, Investor hereby represents and warrants to Issuer as follows:

                           (a) Organization and Authority. Investor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has all necessary power and authority to enter into this Agreement and each other Transaction Agreement to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

                           (b) Authorization, Execution and Delivery. The execution and delivery of this Agreement and each other Transaction Agreement to which it is a party by Investor, the performance by Investor of its obligations hereunder and thereunder, and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action on the part of Investor. This Agreement has been, and at the Closing each other Transaction Agreement to which it is a party will have been, duly executed and delivered by Investor, and (assuming due authorization, execution, and delivery by Issuer and each other party thereto) this Agreement constitutes, and at the Closing each other Transaction Agreement to which it is a party will constitute, a legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms.

                           (c) No Conflict. The execution, delivery, and performance of this Agreement and each other Transaction Agreement to which it is a party by Investor do not and will not: (i) violate, conflict with, or result in the breach of any provision of the certificate of incorporation or by-laws of Investor; (ii) conflict with or violate any Law or Governmental Order applicable to Investor; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Investor pursuant to, any Contract to which Investor is a party or by which any of such assets or properties is bound or affected.

                           (d) Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement and each other Transaction Agreement to which it is a party by Investor do not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any Governmental Authority.

                           (e) Investment Purpose, Knowledge and Experience. Investor is acquiring the Shares and the Initial Warrants for its own account, not as a nominee or agent, solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares and the Initial Warrants, is able to bear the economic risk of such investment for an indefinite period of time, and has sufficient financial resources available to support the complete loss of its investment the Shares and the Initial Warrants.

                  SECTION 7. Access to Information. From the date hereof until the earlier of the Closing or the termination hereof in accordance with its terms, upon reasonable notice, Issuer shall and shall cause its Representatives and each Subsidiary and their respective Representatives: (i) to afford Investor and its Representatives reasonable access, during normal business hours, to the offices, properties, other facilities, books, and records of Issuer and each Subsidiary and to those of their respective Representatives who have any knowledge relating to Issuer or any Subsidiary; and (ii) to furnish to Investor and its Representatives such additional financial and operating data and other information regarding the business, assets, properties, and goodwill of Issuer and each Subsidiary as Investor may reasonably request from time to time.

                  SECTION 8. Regulatory and Other Authorizations; Notices and Consents. Issuer shall use its best efforts to obtain or cause to be obtained all authorizations, consents, orders, and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with Investor in promptly seeking to obtain all such authorizations, consents, orders, and approvals. Issuer shall promptly give or cause to be given such notices to third parties and use its best efforts to obtain or cause to be obtained such third party consents and estoppel certificates (including, without limitation appropriate evidence of the satisfaction of the Stockholder Approval Requirement) as Investor may in its sole and absolute discretion deem necessary, appropriate, or desirable in connection with the transactions contemplated hereby. To the best knowledge of Issuer, there exist no facts, circumstances, or conditions that could reasonably be expected to result in the failure of Issuer to obtain each consent, approval, and authorization necessary, appropriate, or desirable for the consummation of the transactions contemplated hereby.

                  SECTION 9. Notice of Developments. From the date hereof until the earlier of the Closing or the termination hereof in accordance with its terms, Issuer shall promptly notify Investor in writing of: (a) all events, facts, circumstances, conditions, and occurrences arising subsequent to the date hereof which could reasonably be expected to result in any breach of any representation, warranty, covenant, or agreement of Issuer contained herein, or which could reasonably be expected to have the effect of making any representation or warranty of Issuer contained herein untrue, incomplete, or incorrect in any material respect; and (b) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, or prospects of Issuer.

                  SECTION 10. Ordinary Course of Business; Closing Efforts. From the date hereof until the earlier of the Closing or the termination hereof in accordance with its terms: (a) Issuer shall carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as previously conducted, and shall use all reasonable efforts to preserve intact its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing business shall not be impaired in any material respect at the Closing; and Issuer shall not enter into any new line of business or incur or commit to any capital expenditures or any Liabilities in connection therewith other than capital expenditures and Liabilities incurred or committed to in the ordinary course of business consistent with past practice; and (b) Issuer shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate the purchase and sale of the Shares and the Initial Warrants as contemplated by this Agreement as soon as practicable after the date hereof, including: (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as promptly as practicable all proxies, consents, waivers, licenses, orders, registrations, approvals, permits, rulings and authorizations necessary or advisable to be obtained from Issuer's stockholders and any Third Party and/or Governmental Authority in order to consummate the purchase and sale of the Shares and the Initial Warrants contemplated by this Agreement; and (ii) taking all reasonable steps as may be necessary to obtain all such material proxies, consents, waivers, licenses, registrations, permits, authorizations, rulings, orders, and approvals.

                  SECTION 11. No Solicitation or Negotiation. From the date hereof until the earlier of the Closing or the termination hereof in accordance with its terms and except as expressly provided in Section 11 of the Disclosure Schedule, Issuer shall not, and shall cause its controlled Affiliates and other Representatives not to, directly or indirectly: (a) solicit, initiate, consider, encourage, or accept any other proposals or offers from any Person relating to: (i) any acquisition or purchase of all or any portion of the capital stock or assets (other than sales of non-material assets of Issuer in the ordinary course of Issuer's business) of Issuer or any Subsidiary; (ii) any business combination with Issuer or any Subsidiary; or (iii) any other extraordinary business transaction involving or otherwise relating to Issuer or any Subsidiary; or (b) participate in any discussions, conversations, negotiations, or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing; provided, however, that nothing contained in this section shall prohibit the board of directors of Issuer from: (i) considering, negotiating, and approving and recommending to the stockholders of Issuer the contemporaneous investment in Issuer by an investor satisfactory to Investor in its sole discretion on substantially the same terms and conditions set forth herein; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) after receiving the advice of outside counsel to the effect that the board of directors of Issuer is required to do so in order to discharge properly its fiduciary duties, considering, negotiating, and approving and recommending to the stockholders of Issuer an unsolicited bona fide written acquisition proposal relating to the sale of the entire company, which acquisition proposal was not received in violation of this section. Issuer shall promptly notify Investor if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is or has been made and shall, in any such notice to Investor, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry, or contact and the terms and conditions of such proposal, offer, inquiry, or other contact. Neither Issuer nor any Subsidiary shall, without the prior written consent of Investor, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Issuer or any Subsidiary is a party.

         SECTION 12. Conditions to Closing. (a) The obligations of Issuer to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                           (i) Representations, Warranties and Covenants. The representations and warranties of Investor contained herein shall have been true and complete when made and shall be true and complete in all material respects as of the Closing Date, with the same force and effect as if made as of such date, other than such representations and warranties as are made as of another date, which shall remain true and complete in all material respects as of such other date; and the covenants and agreements contained herein to be performed or observed by Investor at or prior to the Closing shall have been performed or observed in all material respects.

                           (ii) Stockholder Approval. The stockholders of Issuer shall have duly approved the terms of, and the execution by Issuer of, each of the Transaction Agreements to which it is a party.

                           (iii) No Actions; Laws. No Action shall have been commenced or threatened by or before any Governmental Authority against Issuer or Investor, and no Law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby; provided, however, that the provisions of this paragraph shall not apply if Issuer shall have solicited or encouraged, directly or indirectly, any such Action or Law.

                  (b) The obligations of Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                           (i) Representations, Warranties and Covenants. The representations and warranties of Issuer contained herein shall have been true and complete when made and shall be true and complete in all material respects as of the Closing Date, with the same force and effect as if made as of such date, other than such representations and warranties as are made as of another date, which shall remain true and complete in all material respects as of such other date; and the covenants and agreements contained herein to be performed or observed by Issuer at or prior to the Closing shall have been performed or observed in all material respects.

                           (ii) Transaction Agreements. Each Transaction Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect on the Closing Date, and there shall exist no facts, circumstances, or conditions that constitute or, with the giving of notice or lapse of time or both, could constitute a default thereunder or breach thereof or could give any party thereto the right to terminate such agreement.

                           (iii) No Actions; Laws. No Action shall have been commenced or threatened by or before any Governmental Authority against Issuer or Investor, and no Law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected:
         (A) to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby; or (B) to result in a Material Adverse Effect; provided, however, that the provisions of this paragraph shall not apply if Investor shall have solicited or encouraged, directly or indirectly, any such Action or Law.

                           (iv) Contemporaneous Investment. Issuer shall have received aggregate net proceeds of not less than $1,000,000 from the issuance and sale of shares of Common Stock to one or more investors other than Investor, at a price per share of not less than $1.50, in a financing transaction consummated subsequent to the date first above written.

                           (v) Board Representation. Starwood's initial designee to serve as a member of the board of directors of Issuer shall have been duly appointed or elected to such office.

                           (vi) Pizzeria Uno Disposition. Issuer shall have consummated the sale of its South Plainfield, New Jersey Pizzeria Uno restaurant for not less than $700,000 in gross cash proceeds to Issuer.

                           (vii) HRP Amendment. Issuer and Hotel Restaurant Properties, Inc. shall have executed and delivered to Investor an amendment to their agreement, dated August 27, 1998, and amended as of August 10, 1998 and May 11, 1999, which shall be in the form attached hereto as Exhibit H.

                           (viii) Westin Michigan Avenue Release. Issuer shall have executed and delivered to Investor, in exchange for a payment of not more than $25,000, a settlement and release agreement in the form attached hereto as Exhibit I relating to the Issuer restaurant in the Westin Michigan Avenue.

                           (ix) Officers' and Secretary's Certificate. Investor shall have received from the president and the chief financial officer of Issuer and from the secretary of Issuer executed certificates dated the Closing Date, substantially in the forms attached hereto as Exhibits B and C, respectively.

                           (x) Legal Opinions. Investor shall have received from Herzog, Fisher, Grayson & Wolfe, and Vanderkam and Sanders, each counsel to Issuer, legal opinions in form and substance reasonably satisfactory to Investor.

                           (xi) Share and Warrant Certificates. Investor shall have received the Share Certificate and the Initial Warrants Certificate, each duly authorized and executed by Issuer.

                           (xii) Consents and Approvals. The stockholders of Issuer shall have duly approved the terms of, and the execution by Issuer of, each of the Transaction Agreements to which it is a party. Investor and Issuer shall have received, each in form and substance satisfactory to Investor, all authorizations, consents, orders, and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates and all corporate approvals (including, without limitation appropriate evidence of the satisfaction of the Stockholder Approval Requirement) which Investor reasonably deems necessary, appropriate, or desirable for the consummation of the transactions contemplated hereby.

                           (xiii) No Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have resulted in or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 13. Termination. This Agreement may be terminated by written notice of termination at any time prior to the Closing:

                           (a) by Investor if: (i) any event or condition occurs that results in, or could reasonably be expected to result in, a Material Adverse Effect; (ii) any representation or warranty of Issuer contained herein was not true and complete in all material respects when made; (iii) Issuer does not comply in all material respects with each covenant or agreement contained herein to be performed or observed by it; or (iv) Issuer makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking the liquidation, winding up, or reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any Law relating to bankruptcy, insolvency, or reorganization;

                           (b) by Issuer if: (i) any representation or warranty of Investor contained herein was not true and complete in all material respects when made; or (ii) Investor does not comply in all material respects with each covenant or agreement contained herein to be performed or observed by it;

                           (c) by Investor or Issuer if the Closing has not occurred within thirty (30) days after the date of Issuer's annual stockholders' meeting with respect to fiscal year 2000, which is anticipated to occur on June 25, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation hereunder is the cause of, or results in, the failure of the Closing to occur on or prior to such date;

                           (d) by Investor or Issuer if any Governmental Authority issues any order, decree, or ruling or takes any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling, or other action becomes final and nonappealable; or

                           (e) by the mutual written consent of Investor and Issuer.

                  SECTION 14. Use of Proceeds. Issuer shall use the proceeds received from the sale of the Shares hereunder for working capital purposes and shall not use any of such proceeds for repayment of any of Issuer's outstanding indebtedness.

                  SECTION 15. Senior Management. Issuer shall use its best efforts to retain pursuant to a written employment contract Robert Spivak as the chief executive officer of Issuer for at least the three-year period commencing on the Closing Date, with the compensation package described in Section 15 of the Disclosure Schedule.

                  SECTION 16. Indemnification; Contribution. (a) Indemnification. Each party hereto (in its capacity as indemnitor hereunder, the "INDEMNITOR"), shall indemnify the other party hereto, each Affiliate of such other party, each successor and assign of each such Person, and each Representative of each of the foregoing (each such Person in its capacity as indemnitee hereunder, an "INDEMNITEE"), with respect to, and hold each of them harmless from and against, any and all Losses resulting from, arising out of, or relating to Indemnitor's breach of any representation, warranty, covenant, or agreement thereof contained in this Agreement or any other Transaction Agreement, and any action or omission of Indemnitor in connection with the performance of its obligations under this Agreement or any other Transaction Agreement.

                  (b) Contribution. To the extent that the undertakings of Indemnitor set forth in this section may be unenforceable, Indemnitor shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by any Indemnitee.

                  (c) Loss Notices. If any Indemnitee determines that any facts or circumstances have given or could reasonably be expected to give rise to a right of indemnification under this section, such Indemnitee shall give Indemnitor notice (a "LOSS NOTICE") of such facts or circumstances within thirty days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and describing in reasonable detail the facts and circumstances upon which such determination is based; provided that, if any such determination is based, in whole or in part, on any Action brought by or on behalf of any third party (a "THIRD-PARTY CLAIM"), such Indemnitee shall give Indemnitor a Loss Notice in respect thereof within ten days of such determination; provided further that any failure timely to provide a Loss Notice shall not release Indemnitor from any of its obligations under this section, except to the extent Indemnitor is materially prejudiced by such failure, and shall not relieve Indemnitor from any other obligation or liability that it may have to any Indemnitee otherwise than under this section.

                  (d) Third-Party Claims. If Indemnitor acknowledges in writing within five Business Days after its receipt of any Loss Notice relating to any Third-Party Claim its obligation to indemnify and hold harmless any Indemnitee under this section from and against any Losses resulting from such Third-Party Claim, then Indemnitor shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice (which counsel shall be reasonably acceptable to such Indemnitee); provided that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of such Indemnitee for the same counsel to represent both such Indemnitee and Indemnitor, then such Indemnitee shall be entitled to retain its own counsel, at Indemnitor's sole cost and expense, in each jurisdiction for which such Indemnitee reasonably determines counsel is required. If Indemnitor is, directly or indirectly, conducting the defense against any Third-Party Claim, Indemnitee shall cooperate with Indemnitor in such defense and make available to Indemnitor all witnesses, pertinent records, materials, and information in such Indemnitee's possession or under its control relating thereto as is reasonably required by Indemnitor. If any Indemnitee is, directly or indirectly, conducting the defense against any Third-Party Claim, Indemnitor shall cooperate with such Indemnitee in such defense and make available to such Indemnitee, at Indemnitor's sole cost and expense, all such witnesses, records, materials, and information in Indemnitor's possession or under its control relating thereto as is reasonably required by such Indemnitee. Indemnitor shall not settle any Third-Party Claim without the prior written consent of the Indemnitee which delivered the Loss Notice in respect thereof.

                  (e) Other Rights and Remedies Not Affected. The indemnification rights of the parties under this section are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

                  SECTION 17. Miscellaneous. (a) Further Action. Issuer shall, promptly after any request therefor by Investor and at Issuer's sole cost and expense, take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which Investor may reasonably deem necessary, appropriate, or desirable in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (b) Survival of Certain Covenants and Agreements. Issuer's covenants and representations and agreements contained in Sections 5, 14, 15, 16, and 17 shall survive the Closing; and Issuer's covenants and representations and agreements contained in Sections 5, 16, and 17 shall survive the termination or expiration hereof.

                  (c) Expenses. Except as otherwise provided herein each party hereto shall pay its own costs and expenses, including, without limitation, all fees and disbursements of counsel, incurred by or on behalf of such party in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, that, if a final and binding judgment is obtained by any party to this Agreement against any other party to this Agreement in any Designated Action, such judgment debtor shall pay all out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, accountants, experts, and consultants) incurred by such judgment creditor in connection with or resulting from such Designated Action.

                  (d) Notices. Any notice, request, claim, demand, or other communication given or made hereunder by any party hereto shall be in writing and shall be given or made by delivery in person, or by reputable overnight business courier service, telecopy, or registered or certified mail (postage prepaid, return receipt requested) to the addressee at its address or telecopier number set forth in Schedule II hereto (or to such other address or telecopier number as such party may hereafter specify for such purpose by notice given in accordance with this paragraph). Any notice, request, claim, demand, or other communication given or made hereunder by telecopy shall be followed promptly by a confirmation copy sent by reputable overnight business courier service. Any notice, demand, request, or other communication hereunder shall be effective upon the earliest of: (i) the receipt thereof by the addressee; (ii) the deposit thereof in the mails of the United States of America; provided, however, that the time period in which any response to any such notice, demand, request, or other communication is required to be given shall commence from the date of receipt thereof by the addressee as evidenced by the return receipt with respect thereto; (iii) the rejection or other refusal of delivery thereof by the addressee or any agent of the addressee; or (iv) the failure of delivery thereof as a result of the addressee's failure to properly give notice hereunder of any change of its address or telecopier number.

                  (e) Assignment. Except as otherwise provided herein, no party hereto shall assign its rights or delegate its obligations hereunder by operation of law or otherwise without each other party's express written consent (which consent may be granted or withheld in such party's sole and absolute discretion); provided that (i)Investor may assign in whole or in part its rights hereunder to any Affiliate thereof without the consent of Issuer; and
(ii) either party hereto may assign in whole or in part its rights hereunder to any Person that acquires more than 50% of the outstanding voting securities or all or substantially all of the assets of the assigning party (whether by way of merger or otherwise). Notwithstanding anything to the contrary contained in this Agreement, Issuer shall not assign in whole or in part any of its rights or delegate any of its obligations hereunder to any acquiror thereof that is a Major Hotel Operator (as defined in Section 3(a) of the Development Agreement) other than Investor until the later to occur of : (A) the Closing Date; and (B) the expiration pursuant to its terms of Issuer's exclusivity covenant in Section 3(b) of the Development Agreement.

                  (f) Amendment; Waiver. No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.

                  (g) Entire Agreement. This Agreement, including all annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and courses of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

                  (h) Severability. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable Law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by Law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

                  (i) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof; provided, however, that the terms and provisions hereof relating to indemnification of any indemnitee not party hereto shall inure to the benefit of such indemnitee.

                  (j) Remedies. (i) All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any Law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.

         (ii) Issuer hereby acknowledges that irreparable damage would occur, and Investor's remedies at law would be inadequate, if any term or provision hereof was not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that Investor's remedies at law are adequate or that its injuries are not irreparable. Investor may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available to it.

                  (k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                  (l) Waiver of Jury Trial. Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.

                  (m) Jurisdiction; Service of Process. Each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Designated Courts over any Designated Action. All claims with respect to any Designated Action shall be heard and determined in a Designated Court. No party hereto shall commence any Designated Action except in a Designated Court. No party hereto shall, and each party hereto hereby waives any right it may have to: (i) plead or make any objection to the venue of any Designated Court; (ii) plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; (iii) plead or make any claim that any Designated Court lacks personal jurisdiction over it; or (iv) seek any punitive damages in any Designated Action. Any final Governmental Order in any Designated Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The summons and complaint or any other process in any Designated Action may be served by mailing to any of the addresses set forth herein or by hand delivery to an individual of suitable age and discretion at any such address, and any such service shall be deemed to be complete on the date such process is so mailed or delivered and to have the same force and effect as personal service within the State of California.

                  (n) Preparation and Negotiation of This Agreement. Each party hereto has participated equally in the preparation and negotiation of this Agreement, including all annexes, appendices, exhibits, and schedules hereto, and each party hereto hereby unconditionally and irrevocably waives to the fullest extent permitted by law any rule of interpretation or construction requiring that this Agreement, including any annex, appendix, exhibit, or schedule hereto, be interpreted or construed against the drafting party.

                  (o) Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.

                  (p) Exhibits. Each annex, appendix, exhibit, and schedule hereto is hereby incorporated herein by reference in its entirety.

                  (q) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.

                  (r) Delivery Via Telecopier. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

                                   GRILL CONCEPTS, INC.


                                   By:
                                         Name:
                                         Title:


                                   STARWOOD HOTELS AND RESORTS WORLDWIDE, INC.


                                   By:
                                         Name:
                                         Title:

                                                                     SCHEDULE II

                              CERTAIN DEFINED TERMS

                  "ACTION" means any claim (including, without limitation, any Environmental Claim), action, suit, arbitration, inquiry, proceeding, notice of violation, or investigation by or before any Governmental Authority.

                  "ADJUSTED DILUTED SHARES" means the Fully Diluted Shares less those Securities issuable upon exercise of outstanding stock options or warrants to the extent that (i) such Securities have an exercise price of not less than $8.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like), and (ii) the Fair Market Value is less than $8.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like).

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative, or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative, or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "AGREEMENT" means this subscription agreement, including all annexes, appendices, exhibits, and schedules hereto, as amended, supplemented, or otherwise modified from time to time.

                  "ASSETS" means, collectively, the properties, assets, and Contract rights forming a part of or used, held for use, or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of Issuer and each Subsidiary, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Owned Real Property, and the Leased Real Property.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday, or another day on which banks are required or authorized by Law to be closed in New York, New York or Los Angeles, California.

                  "CLOSING" means the closing of the sale, issuance, and delivery of the Shares and the Warrants contemplated by Section 3) to be held at 10:00 a.m., local time, on the Closing Date at the offices of Levin & Srinivasan LLP, 1776 Broadway, Suite 1900, New York, New York, 10019, or at such other place or at such other time as Issuer and Investor may mutually agree upon in writing.

                  "CLOSING DATE" means the later of: (i) the date hereof; and
(ii) the fifteenth (15th) Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 12).

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" has the meaning specified in the recitals hereto.

                  "CONTRACT" means any contract, agreement, lease, sublease, license, sublicense, guaranty, letter of credit, credit or loan agreement, pledge or security agreement, note, bond, mortgage, deed of trust, indenture, commitment, sale or purchase order, or other understanding or arrangement, written or oral, of any kind, nature, or description whatsoever, or any waiver, consent, or other authorization relating to any of the foregoing.

                  "DESIGNATED ACTION" means any Action based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby, or for the recognition or enforcement of any judgment resulting from any such Action.

                  "DESIGNATED COURT" means any court of the State of California and any federal court of the United States of America, in either case, sitting in the City and County of Los Angeles, and any appellate court therefrom.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part hereof.

                  "DEVELOPMENT AGREEMENT" has the meaning specified in the recitals hereto.

                  "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, any environmental or tax lien), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, nature, or description whatsoever, including, without limitation, any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership.

                  "ENVIRONMENTAL CLAIM" means any action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order, or consent agreement relating in any way to any Environmental Law, Environmental Permit, or Hazardous Materials.

                  "ENVIRONMENTAL LAW" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, health, safety, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release, or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license, or other authorization required under any applicable Environmental Law.

                  "EXCHANGE ACT" means, as of any date of determination, the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as in effect as of such date.

                  "EXCHANGE ACT DOCUMENTS" has the meaning specified in Section 5(e).

                  "FAIR MARKET VALUE" means, with respect to the Common Stock and as of any date of determination: (i) if such Common Stock is listed on any national securities exchange of the United States of America, the average of the closing sale prices of such securities on the principal such exchange on which such Common Stock is listed (or, on any trading day during such period on which there were no sales, the average of the highest bid and lowest asked prices on such exchange at the end of such day) on each trading day during the thirty-day period ending on the last Business Day immediately preceding such date of determination; (ii) if such Common Stock is not listed on any national securities exchange of the United States of America but is quoted on the Nasdaq System, the average of the representative bid and asked prices quoted on such system as of 4:00 p.m., New York time, on each trading day during the thirty-day period ending on the last Business Day immediately preceding such date of determination; (iii) if such Common Stock is not listed on any national securities exchange of the United States of America and is not quoted on the Nasdaq System, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated on each trading day during the thirty-day period ending on the last Business Day immediately preceding such date of determination; or (iv) if such Common Stock is not then publicly traded, the fair value of such Common Stock as determined in good faith and certified by the board of directors of Issuer, which determination shall be final and binding absent manifest error.

                  "FINANCIAL STATEMENTS" means the audited consolidated balance sheets of Issuer and the Subsidiaries as at, and the related audited consolidated statements of operations, stockholders' equity, and cash flows of Issuer and the Subsidiaries for the fiscal year ended as of December 31, 2000, together with all related notes and schedules thereto, accompanied by the reports thereon of Issuer's independent public accountants, in the form as filed with the Commission as part of an Exchange Act Document.

                  "FULLY-DILUTED SHARES" means, as of any date of determination, the sum of: (i) the aggregate number of shares of Common Stock issued and outstanding as of such date (excluding any shares of Common Stock held in the treasury of Issuer or held by any controlled Affiliate of Issuer); plus (ii) the number of shares of Common Stock issuable upon the exercise, conversion, or exchange of all outstanding options, warrants, convertible securities, and other rights, agreements, arrangements, or commitments of any kind, nature, or description whatsoever relating to the capital stock of Issuer or obligating Issuer to issue or sell any shares of capital stock of, or any other interest in, Issuer.

                  "GOVERNMENTAL AUTHORITY" means any national, federal, state, municipal, local, or other government, governmental, regulatory, or administrative authority, agency, or commission, or any court, tribunal, or judicial or arbitral body.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

                  "HAZARDOUS MATERIALS" means: (i) petroleum and petroleum products, by products, or breakdown products, radioactive materials, asbestos containing materials, and polychlorinated biphenyls; and (ii) any other chemicals, materials, or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law.

                  "INDEMNITEE" has the meaning specified in Section 16)a).

                  "INDEMNITOR" has the meaning specified in Section 16)a).

                  "INITIAL WARRANT CERTIFICATE" means the warrant certificate of Issuer evidencing the Initial Warrants, substantially in the form attached hereto as Exhibit G.

                  "INITIAL WARRANTS" has the meaning specified in the recitals hereto.

                  "INITIAL WARRANT SHARES" has the meaning specified in the recitals hereto.

                  "INTELLECTUAL PROPERTY" means, collectively: all original works of authorship or copyrights fixed in any tangible medium of expression; all interests patent of the United States of America or any other country; all trademarks, trade names, trade styles, trade dress, service marks, logos, designs, corporate names, and other similar general intangibles; and all other intellectual property, including, without limitation, to the extent not constituting any of the foregoing, all inventions, ideas, moral rights, computer software, technology (including know-how and show-how), trade secrets, and other confidential, proprietary, technical, and business information of any kind, nature, or description whatsoever.

                  "INVESTOR" has the meaning specified in the preamble hereto.

                  "INVESTOR RIGHTS AGREEMENT" means the investor rights agreement to be entered into between Issuer and Investor at or prior to the Closing, substantially in the form attached hereto as Exhibit D.

                  "ISSUER" has the meaning specified in the preamble hereto.

                  "KEY EMPLOYEE" has the meaning specified in Section 5(r).

                  "LAW" means any international, national, federal, state, provincial, municipal, local, or other statute, law, ordinance, regulation, rule, code, order, or other requirement or rule of law.

                  "LEASED REAL PROPERTY" means all real property leased by Issuer or any Subsidiary as tenant, together with, to the extent leased by Issuer or any Subsidiary, all buildings and other structures, facilities, or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Issuer or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights, and appurtenances relating to the foregoing.

                  "LIABILITIES" means all debts, liabilities, and obligations of any kind, nature, or description whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action, or Governmental Order and those arising under any Contract.

                  "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property licensed or sublicensed by Issuer or any Subsidiary, as licensee.

                  "LOSSES" means, with respect to any specified Person, all Liabilities, losses, damages, claims, costs, expenses, amounts paid in settlement, interest, awards, judgments, penalties, or fines of any kind, nature, or description whatsoever (including, without limitation, all reasonable fees and disbursements of counsel, accountants, experts, and consultants) suffered, incurred, or sustained by such Person or to which such Person becomes subject (including, without limitation, in connection with any Action brought or otherwise initiated by or on behalf of such Person), resulting from, arising out of, or relating to any specified facts or circumstances.

                  "LOSS NOTICE" has the meaning specified in Section 16(c).

                  "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on Issuer, or any Subsidiary which, individually or in the aggregate with any other circumstances, changes in, or effects on Issuer, or any Subsidiary is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations, or the condition (financial or otherwise) of Issuer and the Subsidiaries, taken as a whole.

                  "MATERIAL ASSETS" means all Assets of Issuer or any of its Subsidiaries that are material, individually or in the aggregate, to the business or operations of Issuer and its Subsidiaries, taken as a whole.

                  "MATERIAL CONTRACTS" means all Contracts to which Issuer or any of its Subsidiaries are a party or by which the Assets of Issuer or any of its Subsidiaries are bound that are material, individually or in the aggregate, to the business or operations of Issuer and its Subsidiaries, taken as a whole.

                  "NASD" has the meaning specified in Section 5(w).

                  "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by Issuer or any Subsidiary.

                  "OWNED REAL PROPERTY" means all real property owned by Issuer or any Subsidiary, together with all buildings and other structures, facilities, or improvements currently or hereafter located thereon, all fixtures, systems, equipment, and items of personal property of Issuer or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights, and appurtenances relating to the foregoing.

                  "PERMIT" means any license, permit, franchise, certificate, or other authorization or approval of any kind, nature, or description whatsoever issued by any Governmental Authority.

                  "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $7,500 in the aggregate; (ii) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that: (A) are not overdue for a period of more than thirty days; and (B) are not in excess of $7,500 in the case of a single property or $15,000 in the aggregate at any time;
(iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (iv) minor survey exceptions, reciprocal easement agreements, and other customary encumbrances on title to real property that: (A) were not incurred in connection with any indebtedness; (B) do not render title to the property encumbered thereby unmarketable; and (C) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "PERMITTED TRANSFEREE" means, with respect to Investor or any Stockholder (as defined in the preamble to the Stockholders' Agreement), (i) a natural person who is the issue or spouse of such Stockholder and to whom Securities are transferred: (a) by will or the laws of descent and distribution; or (b) by gift without consideration of any kind; (ii) any charitable foundation all the trustees of which are

Stockholders or otherwise Permitted Transferees; and (iii) Investor or any Affiliate of Investor.

                  "PERSON" means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or other entity.

                  "PURCHASE PRICE" has the meaning specified in Section 3.

                  "PURCHASE PRICE BANK ACCOUNT" means one or more bank accounts in the United States of America to be designated by Issuer in a written notice to Investor not fewer than three Business Days prior to the Closing.

                  "REAL PROPERTY" means the Leased Real Property and the Owned Real Property.

                  "REPRESENTATIVE" means, with respect to any specified Person, any Affiliate, manager, director, officer, employee, agent, accountant, or counsel of, or other Person empowered to act for, such Person.

                  "SECURITIES" means shares of Common Stock; any rights, options, or warrants to purchase shares of Common Stock; and any other securities of any kind, nature, or description whatsoever convertible into or exercisable or exchangeable for shares of Common Stock, including, without limitation, shares of any series of preferred stock of Issuer.

                  "SECURITIES ACT" means, as of any date of determination, the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as in effect as of such date.

                  "SHARE CERTIFICATE" means the share certificate of Issuer evidencing the Shares, substantially in the form attached hereto as Exhibit F.

                  "SHARES" has the meaning specified in the recitals hereto.

                  "STOCKHOLDER APPROVAL REQUIREMENT" has the meaning specified in Section 5(a).

                  "STOCKHOLDERS' AGREEMENT" means the stockholders' agreement to be entered into among Issuer, Investor, and certain other stockholders of Issuer at or prior to the Closing, substantially in the form attached hereto as Exhibit E.

                  "SUBSEQUENT WARRANTS" has the meaning specified in the recitals hereto.

                  "SUBSEQUENT WARRANT SHARES" has the meaning specified in the recitals hereto.

                  "SUBSIDIARIES" means all corporations, partnerships, limited liability companies, joint ventures, associations, and other entities controlled by (as such term is used in the definition of "Affiliates" above) Issuer directly or indirectly through one or more intermediaries.

                  "TAXES" means all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind, nature, or description whatsoever (together with all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs, and similar charges.

                  "TAX RETURNS" has the meaning specified in Section 5(t).

                  "THIRD-PARTY CLAIM" has the meaning specified in Section
16(c).

                  "TRANSACTION AGREEMENTS" means this Agreement, the Development Agreement, the Investor Rights Agreement, the Stockholders' Agreement, the Share Certificate and the Initial Warrants Certificate.

                  "TRANSFER" means, with respect to any specified Securities, to make, offer or agree to make, or suffer to be made any sale, transfer, assignment, allocation, distribution, gift, or other disposition of, or to create, incur, assume, permit, or suffer to exist any Encumbrance upon or with respect to, by operation of Law or otherwise (including, without limitation, by merger, consolidation, dividend, or distribution), all or any part of such Securities; provided that any pledge by Investor of Securities in connection with a financing facility entered into by Investor shall not constitute a "Transfer".

                  "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                              ADDRESSES FOR NOTICES

If to Issuer:                    Grill Concepts, Inc.
                                 11661 San Vicente Blvd., Suite 404
                                 Los Angeles, California  90049
                                 Attention: Michael Weinstock, Chairman
                                 Telephone:  (310)
                                 Telecopier:  (310) 820-6530

with copies to:                  Herzog, Fisher, Grayson & Wolfe
                                 9460 Wilshire Boulevard, Fifth Floor
                                 Beverly Hills, California  90212
                                 Attention:  Michael Grayson
                                 Telephone:  (310)
                                 Telecopier:  (310) 278-5430

                                 and

                                 Vanderkam & Sanders
                                 440 Louisiana, Suite 475
                                 Houston, Texas 77002
                                 Attention:  Michael Sanders
                                 Telephone:  (713) 547-8900
                                 Telecopier:  (713) 547-8910

If to Investor:                  Before August 1, 2001:

                                 Starwood Hotels and Resorts Worldwide, Inc.
                                 777 Westchester Avenue
                                 White Plains, New York  10604
                                 Attention:  Senior Vice President --
                                   Business Development
                                 Telephone:  (914) 640-8176
                                 Telecopier:  (914) 640-8124

                                 On or after August 1, 2001:

                                 Starwood Hotels and Resorts Worldwide, Inc.
                                 1111 Westchester Avenue
                                 White Plains, New York  10604-3500
                                 Attention:  Senior Vice President --
                                   Business Development
                                 Telephone:  (914) 640-8176
                                 Telecopier:  (914) 640-8124

with copies to:                  Before August 1, 2001:

                                 Starwood Hotels and Resorts Worldwide, Inc.

                                 777 Westchester Avenue
                                 White Plains, New York  10604
                                 Attention:  General Counsel
                                 Telephone:  (914) 640-2609
                                 Telecopier:  (914) 640-8260

                                 On or after August 1, 2001:

                                 Starwood Hotels and Resorts Worldwide, Inc.
                                 1111 Westchester Avenue
                                 White Plains, New York  10604-3500
                                 Attention:  General Counsel
                                 Telephone:  (914) 640-2609
                                 Telecopier:  (914) 640-8260

                                 and

                                 Levin & Srinivasan LLP
                                 1776 Broadway, Suite 1900
                                 New York, New York  10019
                                 Attention:  Notices (194/046)
                                 Telephone:  (212) 957-4511
                                 Telecopier:  (212) 957-4565